Exhibit 10.1

Amendment No. 1

To The Sensient Technologies Corporation

Supplemental Executive Retirement Plan A

     WHEREAS, Sensient Technologies Corporation (the “Company”) sponsors the Sensient Technologies Corporation Supplemental Executive Retirement Plan A (the “Plan”); and

     WHEREAS, the Company desires to revise the definition of “final compensation” to clarify the meaning of the term “highest bonus award” in such definition;

     NOW THEREFORE, Section 2.D is amended in its entirety to read as follows effective as of October 14, 2004;

“D.	“Final Compensation” means the greater of:

1.	the Executive’s annual base salary as in effect, prior to reduction for the Executive’s contributions to this Plan, as of, as applicable, the date of his or her death or retirement, or the date immediately preceding the Company’s change of control, plus 50% (100% if the Executive has at any time been the Company’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for Elected Corporate Officers ~~during~~ on the last five annual bonus payment dates ~~fiscal years of the Company~~ immediately preceding ~~or coinciding with~~, as applicable, the date of the Executive’s death or retirement, or the date ~~immediately preceding~~ of the Company’s change of control  ~~(annualized in the event the Executive was not employed by the Company for the entire fiscal year of any such fiscal year or in the event any such fiscal year was a short fiscal year consisting of less than 12 full months)~~ ; or

2.	the Executive’s average annual base salary as in effect, prior to reduction for the Executive’s contributions to this Plan, during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately preceding, as applicable, the date of his or her death or retirement, or the date immediately preceding the Company’s change of control, plus 50% (100% if the Executive has at any time been the Company’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) of the highest bonus award, if any, paid to the Executive pursuant to, as applicable, the Sensient Technologies Corporation Management Incentive Plan for Division Presidents or the Sensient Technologies Corporation Incentive Compensation Plan for

Elected Corporate Officers ~~during~~on the last five ~~fiscal years of the Company~~ annual bonus payment dates immediately preceding ~~or coinciding with~~, as applicable, the date of the Executive’s death or retirement, or the date  ~~immediately proceding~~ of the Company’s change of control~~(annualized in the event the Executive was not employed by the Company for the entire fiscal year of any such fiscal year or in the event any such fiscal year was a short fiscal year consisting of less than 12 full months)~~.”

     IN WITNESS WHEREOF, this Amendment is duly executed this 14th day of October, 2004.

SENSIENT TECHNOLOGIES CORPORATION
By:	/s/

ATTEST:

/s/